As filed with the Securities and Exchange Commission on December 16, 2011

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
 THE SECURITIES ACT OF 1933

APRICUS BIOSCIENCES, INC.
 (Exact name of Registrant as specified in its charter)

Nevada	87-0449967
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6330 Nancy Ridge Drive, Suite 103
San Diego, California 92121
(858) 222-8041
(Address, including zip code, and telephone number, including area code, of
 Registrant’s principal executive offices)

Randy J. Berholtz, Esq.
Executive Vice President, General Counsel & Secretary
Apricus Biosciences, Inc.
6330 Nancy Ridge Drive, Suite 103
San Diego, California 92121
(858) 222-8041
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan A. Murr, Esq.	David E. Schulman
Ropes & Gray LLP	Dechert, LLP
Three Embarcadero Center	1775 I Street, N.W.
San Francisco, CA 94111-4006	Washington, D.C. 20006
Telephone (415) 315-6395	Telephone (202) 261-3440
Facsimile (415) 315-6026	Facsimile (202) 261-3333

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Number of Shares Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, $0.001 par value per share (1)	808,081	$5.02	$4,056,566	$464.88

(1)
Pursuant to the terms of a Registration Rights and Transfer Restriction Agreement, dated as of December 15, 2011 among the registrant and the purchasers signatory thereto, the registrant is registering for resale a total of up to 808,081 shares of Common Stock, which represents the estimated number of shares issuable upon the completion of certain events and milestones contained in the Stock Purchase Agreement by and among Topotarget A/S, Topotarget USA, Inc. and Apricus Biosciences, Inc. (the “Shares”).

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices for the Registrant’s common stock on December 14, 2011 as reported on The NASDAQ Capital Market, which was $5.02 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 16, 2011

PROSPECTUS
Apricus Biosciences, Inc.

808,081 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to 808,081 shares of Common Stock of Apricus Biosciences, Inc., a Nevada corporation (“Apricus Bio”), all of which are being offered by the selling stockholder named in this prospectus.  The aggregate number of shares offered under this prospectus represents the estimated number of shares potentially issuable pursuant to the Stock Purchase Agreement, dated December 15, 2011, by and among Topotarget A/S, Topotarget USA, Inc. and Apricus Biosciences, Inc. See “Selling Stockholder” at page 12.

We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of the common stock by the selling stockholder.

The selling stockholder may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices.  See “Plan of Distribution” below for additional information on how the selling stockholder may conduct sales of our common stock. Other than underwriting discounts and commissions, if any, we have agreed to bear all reasonable expenses incurred in connection with the registration and sale of the common stock offered by the selling stockholder and to indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act of 1933.

Our common stock trades on the NASDAQ Capital Market under the symbol “APRI.” On December 14, 2011, the closing price for our common stock, as reported on the NASDAQ Capital Market, was $4.95 per share.

Investing in our securities involves certain risks. See “Risk Factors” beginning on Page 3 of this prospectus and in the applicable prospectus supplement for certain risks you should consider. You should read the entire prospectus carefully before you make your investment decision.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 16, 2011

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplements. We have not authorized anyone to provide you with information different from that contained in this prospectus. Offers to sell, and offers to buy, the shares of common stock are valid only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as to the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the common stock.

ABOUT APRICUS BIOSCIENCES, INC.

We are a Nevada corporation and have been in existence since 1987.  On September 10, 2010, the Company changed its name from “NexMed, Inc.” to “Apricus Biosciences, Inc.”  We have operated in the pharmaceutical industry since 1995, focusing primarily on research and development in the area of drug delivery.  Our proprietary drug delivery technology is called NexACT® and we have one approved drug, Vitaros®, which is approved in Canada for the treatment of erectile dysfunction.

We are seeking to expand the potential uses of the NexACT® technology into the topical, transdermal, oral, subcutaneous, ocular and rectal delivery of multi-classes of drugs for these and other indications.  Our pipeline of product candidates includes Femprox® for female sexual arousal disorder, MycoVa™ for onychomycosis excluding tinea pedis (nail fungal infection), RayVa™ for Raynaud’s Syndrome and PrevOnco™ for liver cancer.  We are seeking to enhance our business development activities by offering potential partners clearly defined regulatory paths for our product candidates under development.  We are also developing a consumer product portfolio by developing drugs that may be marketed through the over the counter (“OTC”), 510(k) process as medical devices or through abbreviated new drug applications (“ANDA”).

Our principal executive offices are at 6330 Nancy Ridge Drive, Suite 103, San Diego, California 92121 and our telephone number is (858) 222-8041.

RISK FACTORS

We are in the early stages of launching our commercial pharmaceutical revenue-generating operations and do not have a history of sales revenues. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and the other documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this prospectus and the other documents incorporated into this prospectus by reference that are not historical facts are identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 27A of the Securities Act of 1933, as amended, or the Securities Act. Forward-looking statements include projections, assumptions or information concerning possible or assumed future actions, events or our results of operations. These statements involve estimates and assumptions based on the judgment of the company’s management. A number of risks and uncertainties may cause actual results to differ materially from those suggested by the forward-looking statements.

Forward-looking statements include the information in this prospectus and the other documents incorporated by reference into this prospectus. These statements may be made regarding the business, operations, financial performance and condition, earnings, our prospects and products, as well as regarding our industry generally. These statements may be preceded by, followed by or include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “should” or similar expressions. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. We do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Forward-looking statements are not guarantees of performance. You should understand that these factors, in addition to those discussed in “Risk Factors” above and elsewhere in this document, and in the documents that are incorporated by reference into this prospectus, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in any forward-looking statement.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of Common Stock offered by this prospectus.   All proceeds from the sale of the shares covered by this prospectus will be for the account of the selling stockholder named herein. See “Selling Stockholder” and “Plan of Distribution.”

PRIVATE PLACEMENT AGREEMENT

This prospectus relates to the resale, from time to time, of up to 808,081 shares of Common Stock of Apricus Biosciences, Inc., a Nevada corporation, all of which are being offered by the selling stockholders named in this prospectus.  The 808,081 shares represent the estimated number of shares of Common Stock potentially issuable pursuant to a Stock Purchase Agreement by and among Topotarget A/S, Topotarget USA, Inc. and Apricus Biosciences, Inc., dated December 15, 2011, which is described below.  The shares registered hereunder include 343,434 shares issuable at the closing of the Stock Purchase Agreement, as well as up to 464,646 shares issuable upon the achievement of certain milestones described in the Stock Purchase Agreement.  The Stock Purchase Agreement provides that the number of shares to be issued upon the achievement of the milestones will be based on the value of our common stock at the time of issuance, with the value of the shares to equal a fixed sum specified in the Stock Purchase Agreement.  For purposes of this prospectus, we have assumed that the value of our common stock at the time of the achievement of the milestones will be $4.95 per share, which is equal to the closing stock price of our common stock on the NASDAQ Capital Market on December 14, 2011.  To the extent that the milestones are not met, or our stock price is higher than $4.95, then the total number of shares that we will issue to the selling stockholder will be lower than what is reflected in this prospectus and fewer shares will be offered hereunder.  If the milestones are met and our stock price is lower than $4.95 at that time, then we will be required to issue additional shares to the selling stockholder, which shares are not registered hereunder for sale.  These additional shares may either be sold pursuant to Rule 144 or may be registered for resale pursuant to a post-effective amendment to the registration statement of which this prospectus is a part, or pursuant to a new registration statement.

THE SELLING STOCKHOLDER

This prospectus covers only the resale of shares of our Common Stock by the selling stockholder. The number of shares of Common Stock that may be actually sold by the selling stockholder will be determined by such selling stockholder.

The following table sets forth: (1) the name of the selling stockholder, (2) the number (as reported by the selling stockholder to the Company) and percentage of shares of our Common Stock beneficially owned by the selling stockholder, (3) the maximum number of shares of Common Stock which the selling stockholder can sell pursuant to this prospectus and (4) the number (as reported by the selling stockholder to the Company) and percentage of shares of Common Stock that the selling stockholder would own if it sold all its shares registered by this prospectus. The selling stockholder will receive all of the net proceeds from the sale of its shares of Common Stock offered by this prospectus.

Because the selling stockholder may sell all or part of its shares of Common Stock pursuant to this prospectus and this offering is not being underwritten on a firm commitment basis, we cannot accurately estimate the number and percentage of shares of Common Stock that the selling stockholder will hold in the aggregate at the end of the offering covered by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) under the Exchange Act as of December 14, 2011, on which date 20,995,591 shares of our common stock were outstanding.

Name of Selling Stockholder (1)	Number of Shares of Common Stock Beneficially Owned Prior to the Offering (2)	Number of Shares of Common Stock Being Offered Pursuant to this Prospectus (3)	Number of Shares of Common Stock to be Beneficially Owned after the Offering (4)	Percentage of All Common Stock to be Owned after the Offering
Topotarget A/S	0	808,081	808,081	3.7%

(1)
Neither the selling stockholder, nor any of its officers, directors or principal equity holders, have held any position or office or have had any material relationship with us within the past three years.  The Board of Directors of Topotarget A/S has voting and dispositive power over the shares that may be sold pursuant to this prospectus.

(2)
As determined in accordance with Rule 13d-3(d) under the Exchange Act, includes all shares potentially underlying the Stock Purchase Agreement, as well as any other shares that the selling stockholder has the right to receive or acquire within 60 days from December 15, 2011.

(3)	Consists of an aggregate of 808,081 shares of Common Stock.

(4)	Represents the number of shares of Common Stock beneficially owned by the selling stockholder, assuming the sale of all of the shares of Common Stock being registered by this prospectus.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock on behalf of the selling stockholder. Sales of shares may be made by the selling stockholder, including its donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the Nasdaq Capital Market, any other exchange upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:

•
a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

•	purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;
•	pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

•	through options, swaps or derivatives;

•	in privately negotiated transactions;

•	in making short sales or in transactions to cover such short sales;

•	put or call option transactions relating to the shares; and
•	any combination of the foregoing, or any other available means allowable under applicable law.

The selling stockholder may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its securities.

The selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling stockholders. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

The selling stockholder and any broker-dealers that act in connection with the sale of shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the selling stockholder and the selling stockholder has agreed to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholder that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

Upon being notified by the selling stockholder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of the selling stockholder and of the participating broker-dealer(s);

•	the number of shares involved;

•	the initial price at which the shares were sold;

•	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transactions.

In addition, if required under applicable law or the rules or regulations of the Commission, we will file a supplement to this prospectus when the selling stockholders notify us that a donee or pledgee intends to sell more than 500 shares of Common Stock.

We are paying all expenses and fees in connection with the registration of the shares. The selling stockholder will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

Wells Fargo Bank, N.A., located at P.O. Box 64854, South St. Paul, MN 55164-0854, is the transfer agent and registrar for our Common Stock.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and we are required to file reports and proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements and information at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Apricus Biosciences, Inc., that file electronically with the Securities and Exchange Commission. You may access the Securities and Exchange Commission’s web site at http://www.sec.gov.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby is passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements of Apricus Biosciences, Inc. and Subsidiaries as of December 31, 2009 and for the years ended December 31, 2009 and 2008 incorporated by reference in this registration statement have been audited by Amper, Politziner & Mattia, LLP, an independent registered public accounting firm, as set forth in their report, before the effects of the adjustments relating to the 15 to 1 reverse stock split, (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) incorporated by reference herein, and is incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

On August 16, 2010, we were notified that Amper, Politziner & Mattia, LLP combined its practice with that of Eisner LLP and the name of the combined practice operate under the name EisnerAmper LLP.

The consolidated financial statements of Apricus Biosciences, Inc. and Subsidiaries  as of December 31, 2010 and for the year then ended  incorporated by reference in this registration statement have been audited by EisnerAmper LLP, an independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph relating to the Company’s reverse stock split as described in Note 1 to the consolidated financial statements)  incorporated by reference herein, and is  incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” information in documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus and information that we file later with the Securities and Exchange Commission automatically will update and supersede such information. We hereby incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the securities covered by this prospectus, as amended:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed on March 10, 2011;

(2)
Our Current Reports on Form 8-K filed on January 7, 2011, February 1, 2011, February 14, 2011, March 8, 2011, March 24, 2011, May 2, 2011, May 17, 2011, June 2, 2011, July 6, 2011, September 2, 2011, November 21, 2011 and December 16, 2011;

(3)	Our Quarterly Reports on Form 10-Q filed on May 13, 2011, August 15, 2011 and November 14, 2011

(4)	Our Definitive Proxy Statement on Schedule 14A filed on April 13, 2011, as amended.

(5)
The description of our securities contained in our Registration Statement on Form S-3 (File No. 333-165960), filed April 8, 2010, including any amendment or report filed for the purpose of updating such information.

You may request a copy of these filings (including exhibits to such filings that we have specifically incorporated by reference in such filings), at no cost, by writing or telephoning our executive offices at the following address:

Apricus Biosciences, Inc.
6330 Nancy Ridge Drive, Suite 103
San Diego, California 92121
Attn: Secretary
 (858) 222-8041

You should rely only on the information provided or incorporated by reference in this prospectus or any related supplement. We have not authorized anyone else to provide you with different information. The selling stockholders have agreed not to make an offer of these shares in any state that prohibits such an offer. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the cover page of such documents.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all fees and expenses payable by us in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions). All of such expenses, except the Securities and Exchange Commission registration fee, are estimated.

Amount To Be Paid
SEC registration fee	$464.88
Accounting fees and expenses	5,000
Legal fees and expenses	5,000
Miscellaneous	3,000
Total	$13,464.88

Item 15.	Indemnification of Directors and Officers.

Our officers and directors are indemnified under Nevada law, our Amended and Restated Articles of Incorporation and our Second Amended and Restated By-Laws as against certain liabilities. Our Amended and Restated Articles of Incorporation require us to indemnify our directors and officers to the fullest extent permitted by the laws of the State of Nevada in effect from time to time. Our Second Amended and Restated By-Laws contain provisions that implement the indemnification provisions of our Amended and Restated Articles of Incorporation.

Pursuant to Article X of our Amended and Restated Articles of Incorporation, none of our directors or officers shall be personally liable to us or our stockholders for damages for breach of fiduciary duty as a director or officer, except for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the payment of dividends in violation of the applicable statutes of Nevada. This Article X also says that if Nevada law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by Nevada law, as so amended from time to time. Pursuant to Section 8.1 of our Amended and Restated By-Laws, no officer or director shall be personally liable for any obligations arising out of any of his or her acts or conduct performed for or on our behalf. Nevada Revised Statutes Section 78.138 currently provides that a director or officer shall not be individually liable to us or our stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Pursuant to Article XI of our Amended and Restated Articles of Incorporation, we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was or has agreed to become a director or officer of our company or is serving at our request as a director or officer of another entity or enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer, to the fullest extent permitted by applicable law, against any and all loss, liability and expenses, including attorneys’ fees, costs, damages, judgments, fines, amounts paid in settlement, and ERISA excise taxes or penalties, actually and reasonably incurred by such person in connection with such action, suit or proceeding, including any appeal. This right to indemnification shall continue for any person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, next of kin, executors, administrators and legal representatives.

Article XI of our Amended and Restated Articles of Incorporation also provides that we shall pay the expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, as they are incurred and in advance of the final disposition of the action, suit or proceeding, but, if applicable law so requires, only upon receipt by us of an undertaking from the director or officer to repay the advanced amounts in the event it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses.

 Section 8.1 of our Second Amended and Restated By-Laws requires us to indemnify and hold harmless each person and his or her heirs and administrators who shall serve at any time as a director or officer from and against any and all claims, judgments and liabilities to which such persons shall become subject by any reason of his or her having been a director or officer or by reason of any action alleged to have been taken or omitted to have been taken by him or her as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability, including power to defend such person from all suits as provided for under the provisions of the Nevada Revised Statutes; provided, however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his or her own negligence or willful misconduct. We, our directors, officers, employees and agents shall be fully indemnified in taking any action or making any payment or in refusing to do so in reasonable reliance upon the advice of counsel.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes permits any discretionary indemnification under Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, to be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination of indemnification must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

We also maintain directors’ and officers’ liability insurance. With some exceptions (fraud and Section 16(b) violations, for example) this coverage extends to most securities law claims.

In addition, in the agreements that we have entered into with the selling stockholders, we and the selling stockholders agreed to indemnify or provide contribution to each other and specified other persons against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act. The selling stockholders may also agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against some liabilities, including liabilities arising under the Securities Act.

Item 16.	EXHIBITS.

Exhibit Number	Description

4.1	Form of Common Stock certificate (1)
5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP
23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.1)
23.2 23.3	Consent of EisnerAmper LLP Consent of Amper, Politziner & Mattia, LLP
24.1	Form of Power of Attorney (contained on signature page)

(1) Incorporated herein by reference to Exhibit 4.1 to our Amended Registration Statement on Form S-1/A (File No. 333-169132) filed with the Commission on September 28, 2010.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or its most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), and any deviation from the low or high end of the estimated maximum offering range, may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (a)(i), (a)(ii) and (a)(iii) above do not apply if the information required with or furnished to the Securities and Exchange Commission to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on this 16th day of December, 2011.

APRICUS BIOSCIENCES, INC.

By:	/s/ Randy Berholtz
Name: Randy Berholtz
Title: Executive Vice President, General Counsel & Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Randy Berholtz and Steve Martin his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Bassam B. Damaj, Ph.D.	Chairman, President and Chief Executive Officer	December 16, 2011
Bassam B. Damaj, Ph.D.	(Principal Executive Officer)

/s/ Steve Martin	Chief Financial Officer (Principal Financial Officer	December 16, 2011
Steve Martin	and Principal Accounting Officer)

/s/ Henry J. Esber, Ph.D.	Director	December 16, 2011
Henry J. Esber, Ph.D.

/s/ Leonard Oppenheim, Esq.	Director	December 16, 2011
Leonard Oppenheim, Esq.

/s/ Russell Ray	Director	December 16, 2011
Russell Ray
	Director	December 16, 2011
/s/ Dierdre Gillespie, M.D.
Dierdre Gillespie, M.D.	Director	December 16, 2011
/s/ Kleanthis G. Xanthopoulos, Ph.D.
Kleanthis G. Xanthopoulos, Ph.D.	Director	December 16, 2011

EXHIBIT INDEX

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP
23.2	Consent of EisnerAmper LLP
23.3	Consent of Amper, Politziner & Mattia, LLP